Exhibit 3.1

seritage growth properties

ARTICLES OF AMENDMENT

Seritage Growth Properties, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Declaration of Trust of the Trust (the “Declaration”) is hereby amended by deleting the second paragraph of Section 5.2 of Article V and inserting the following in lieu thereof:

From and after the annual meeting of shareholders held in 2023, all Trustees shall be elected to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualify.

SECOND: The Declaration is hereby further amended by deleting the first sentence of Section 8.1 of Article VIII and inserting the following in lieu thereof:

There shall be an annual meeting of the shareholders, to be held on proper notice at such time and location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust, provided that if in any year there shall be a failure to hold an annual meeting of the shareholders on or prior to the earlier of June 15th of that year and 13 months after the last annual meeting of the shareholders, the Circuit Court for Baltimore City, Maryland may summarily order an annual meeting of shareholders to be held upon the petition of any shareholder.

THIRD: The amendments to the Declaration as set forth above have been duly advised by the Board of Trustees of the Trust and approved by the shareholders of the Trust as required by law.

FOURTH: The undersigned officer acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and President and attested by its Secretary on this _31_ day of _October__, 2022.

ATTEST: SERITAGE GROWTH PROPERTIES

/s/ Matthew Fernand_____________ By:/s/ Andrea L. Olshan___________________

Name: Matthew Fernand Name: Andrea L. Olshan

Title: Secretary Title: Chief Executive Officer and President